UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GRCR Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7359

 (Primary Standard Industrial Classification Code Number)

47-2847446

 (I.R.S. Employer Identification Number)

1771 Post Rd East #178, Westport CT 06880,
Telephone 203.456.8088

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Conrad, CEO, 1771 Post Rd East #178, Westport CT 06880
Telephone 203.456.8088

 (Name, address, including zip code, and telephone number, including area code, of agent of service)

From time to time after the effective date of this Registration Statement

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.		Accelerated filer	.
Non-accelerated filer		. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share 1	Proposed Maximum Aggregate Offering Price 1	Amount of Registration Fee
Common stock, $0.001 par value per share	2,500,000 shares	$0.10	$ 250,000	$ 32.20

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act. This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock split, stock dividend, anti-dilution provisions or similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING, PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED __, 2016

2,500,000 SHARES
COMMON STOCK
GRCR PARTNERS, INC.

GRCR PARTNERS, Inc. (“GRCR,” “Company,” “we,” or “us.”) is offering for sale a maximum of 2,500,000 shares of its common stock at a fixed price of $0.10 per share. This is the initial offering of public stock for the Company.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self- underwritten, best efforts basis, which means our president and chief executive officer Mr. Sean Conrad, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Conrad will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution".

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscribed funds will be held in a noninterest-bearing account pending the completion of the offering of which there is no minimum number of shares that must be sold. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). For more information, see the section of this prospectus entitled "Plan of Distribution".

Since inception on January 16, 2015, the Company had a net loss of $11,736 and has a working capital surplus of $4,644 at December 31, 2015 . Our future growth in dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations, and upon profitable operations.

Because this offering is self-underwritten and there is no minimum amount of shares that must be sold, the Company may lose money from this offering if the proposed proceeds of this offering are substantially less than the estimated costs of this offering. There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

We are not a blank check company and our business plan does not include engaging in a merger or acquisition with an unidentified company, companies, entity, or person.

Since there is no minimum amount of shares that must be sold by the company, you may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

-	Has not received enough proceeds from the offering to fully commence operations; and

-	Has no market for its shares

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THIS INVESTMENT INVOLVES A HIGH DEGREE	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
OF RISK. YOU SHOULD PURCHASE ONLY IF YOU
CAN AFFORD A COMPLETE LOSS OF YOUR
INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9

Per Share	1	$0.10	$0.00	$0.10
10% of shares are sold	250,000	25,000	$0.00	25,000
50% of shares are sold	1,250,000	125,000	$0.00	125,000
75% of shares are sold	1,875,000	187,500	$0.00	187,500
Maximum Offering	2,500,000	$250,000	$0.00	$250,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 10.

We are selling the shares without an underwriter and may not be able to sell all or any of the shares offered herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is ___________, 2016.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors” beginning on page 10, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

The Company

GRCR Partners Inc. (the “Company”, “Our” or “We”) was formed on January 16, 2015 under the laws of the State of Delaware. We are a provider of corporate governance, risk management, compliance and regulatory reporting (“GRCR”) solutions for businesses (“GRCR Solutions”). Our offices are located at 1771 Post Rd East #178, Westport CT 06880. Our telephone number is 203.456.8088 and our website is www.grcrpartners.com

Currently, we provide GRCR Solutions through professional consulting services on a project-based fee arrangement. We deliver our services following our proprietary compliance architecture methodology. The skilled application of the fundamental principles governing compliance and risk management is what we call compliance architecture. We are building-out our Compliance Architecture Platform (“CAP”) to be an automated GRCR management tool that streamlines the process of GRCR for businesses. We believe that by combining expert consulting and GRCR software tools, we will help clients cost effectively build and maintain GRCR programs that reduce day-to-day and long term risks in their work environment.

The Company plans to become a public company. The reason for becoming a public company is to attract capital to fund further expansion and the development of our CAP tool. Many investors prefer to invest in public companies because they deem their investment to have more liquidity in their investment. Another reason for becoming public is to increase public awareness of the Company. The negatives for being public are the cost of compliance with regulatory requirements, audits, and investor relations can be high. We believe the additional costs associated with being public will range up to $50,000 per year. This estimate could range dramatically depending on the level of our success. The Company, the Company’s officers and directors do not intend for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

We are a development stage company. Since inception on January 16, 2015, the Company had a retained deficit of $11,736 and a working capital surplus of $4,644 at December 31, 2015.  Our monthly expenditures (burn rate) is approximately $1,000 consisting of generally of office overhead. In addition, we project the costs of being a public company to be approximately $4,000 per month.  If we are unable to continue to grow our revenue and without any funding from the Offering, we estimate that we will exhaust our available capital within eight to twelve months from the date of the financial statements (December 31, 2015). For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

The Offering

GRCR is offering for sale a maximum of 2,500,000 shares of common stock at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president and chief executive officer, Mr. Conrad, will attempt to sell the shares himself. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Conrad will sell the shares himself and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by the company, you may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

-	Has not received enough proceeds from the offering to fully commence operations; and

-	Has no market for its shares.

The proceeds from the sale of the shares in this offering will be payable to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided in the Subscription Agreement (see Exhibit 99.1).

All subscription funds will be held in a noninterest-bearing account subject to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Shares of common stock offered by us	A maximum of 2,500,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds
GRCR will receive all of the funds from the Offering. If 2,500,000 share of common stock are sold in the Offering, we will receive total gross proceeds of $250,000. We will use the proceeds from the offering to pay offering costs and other general expenses, as well as fund the development of the Company’s operations.  The total estimated costs of the offering ($55,000) may exceed the amount of offering proceeds.   The first proceeds of the offering will be used to pay any unpaid legal fees in connection with this Registration Statement estimated to be $15,000.

Termination of the offering
The offering will conclude when all 2,500,000 shares of common stock have been sold or 180 days after this registration statement becomes effective with the Securities and Exchange Commission, whichever is the first to occur. However, we may at our discretion extend the offering for an additional 180 days.

Risk	The purchase of our common stock involves a high degree of risk. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in this stock.

Trading
None.  While we plan to find a market maker to file a Rule 211 application with the Financial Industry Regulatory Authority market (“FINRA”) in order to apply for the inclusion of our common stock in OTCQB or Pink Sheet tiers of OTC Markets (“OTCQB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not  have  a  market  in  which  to  sell  the  shares.  Also,  no  estimate  may  be  given  as  to  the  time  that this application process will require.   Even if GRCR's common stock is quoted or granted a listing, a market for the common shares may not develop.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:

	As of December 31, 2015	As of September 30, 2015 (Audited)

Current assets	$31,970	$33,483
Current liabilities	$27,326	$4,599

Stockholders’ equity	$6,739	$31,398

Operating Statement Data:

	For the three months ended December 31, 2015 (Unaudited)	For the Period January 16, 2015 (inception) to December 31, 2015 (Unaudited)
Revenues	$41,409	$151,285
Cost of revenues	$26,000	$78,557
Cost of revenues from a related party	$1,500	$6,150
Operating expenses	$44,842	$63,814
Net (loss) Income	$(27,954)	$2,264
Net (loss) income per common share basic and diluted	$(0.00)	$0.00
Weighted average number of shares outstanding – basic and diluted	17,030,549	17,000,000

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “GRCR Partners” refer to the Company and its subsidiaries and not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on January 16, 2015. We have no significant financial resources and have recently started generating revenues. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE DEPEND ON OUR SOLE OFFICER AND THE LOSS OF THEIR SERVICES WOULD FORCE US TO EXPEND TIME AND RESOURCES IN PURSUIT OF REPLACEMENTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

We consider our sole officer to be essential to the success of the business. Currently, he is not subject to a written employment agreement and we do not maintain key life insurance on him. Although he has not indicated any intention of leaving the Company, his loss could have a negative impact on our ability to fulfill our business plan.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to approximate at least $50,000 per year, consisting of $25,000 in legal, $20,000 in audit and $5,000 for financial printing and transfer agent fees. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We may not be able to cover these costs from our operations and may need to raise or borrow additional funds. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR SOLE OFFICER AND DIRECTOR BENEFICIALLY OWNS A SIGNIFICANT AMOUNT OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our sole officer and director beneficially owns approximately 98% of the outstanding common stock as of the date of this filing. He will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Because of the shareholdings of the sole officer and director and well as his management control, such officer and director may cause the company to engage in business combinations without seeking shareholder approval.

OUR SOLE OFFICER AND DIRECTOR INTENDS TO DEVOTE ONLY PART TIME EFFORTS TO OUR BUSINESS, MAY HAVE CONFLICTS OF INTERESTS IN ALLOCATING HIS TIME BETWEEN OUR COMPANY AND THOSE OF OTHER BUSINESSES AND DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED WHICH MAY NOT BE SUFFICIENT TO SUCCESSFULLY DEVELOP OUR BUSINESS.

Our sole officer and director has business interests apart from the Company. In this regard, Mr. Conrad has been a licensed insurance broker for over ten years. While we do not face direct competition with respect to his current insurance business, we do face competition in the amount of time that he intends to devote to our business. Currently, he devotes approximately 25% of his working time to our business. While we expect him to increase the percentage of the working time devoted to our company if our operations increase, the amount of time which he may devote to our business may not be sufficient to fully develop our business.

Additionally, our sole officer and director may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owes a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Such conflicts of interests, should they arise, may be detrimental to our business.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXPERIENCE RUNNING A PUBLIC COMPANY, WE MAY HAVE TO HIRE INDIVIDUALS OR SUSPEND OR CEASE OPERATIONS. ALSO, WE MAY HAVE INSUFFICIENT CONTROLS DUE TO LACK OF FORMAL TRAINING OF MANAGEMENT.

Because our management does not have prior experience in running a public company, including the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely

In addition, our sole officer and director has limited formal training or experience in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. Our sole officer, who will act as principal financial officer, has limited formal training in financial accounting matters and no previous experience with U.S. companies or U.S. Generally Accepted Accounting Principals, he has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls. Lack of proper controls could cause our financial statements to be inaccurate which will give us an incorrect view of our financial condition and mislead us into believing our operations are being conducted correctly. As a result, investors will be misled about our financial condition and the quality of our operations. This inaccurate reporting could cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

WE EXPECT OUR QUARTERLY RESULTS TO FLUCTUATE WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly. We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our common stock could decrease.

IF OUR COSTS AND EXPENSES ARE GREATER THAN ANTICIPATED AND WE ARE UNABLE TO RAISE ADDITIONAL WORKING CAPITAL, WE MAY BE UNABLE TO FULLY FUND OUR OPERATIONS AND TO OTHERWISE EXECUTE OUR BUSINESS PLAN.

Our currently available working capital will not be sufficient to continue our business for at least the next 12 months. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

IF WE REQUIRE ADDITIONAL CAPITAL AND EVEN IF WE ARE ABLE TO RAISE ADDITIONAL FINANCING, WE MIGHT NOT BE ABLE TO OBTAIN IT ON TERMS THAT ARE NOT UNDULY EXPENSIVE OR BURDENSOME TO THE COMPANY OR DISADVANTAGEOUS TO OUR EXISTING SHAREHOLDERS.

If we require additional capital and even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the Company or disadvantageous to our existing shareholders. For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register. If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.

OUR SUCCESS IS DEPENDENT ON OUR ABILITY TO RETAIN AND ATTRACT KEY PERSONNEL.

Many of our management personnel have worked for us for less than one year. Our efficiency may be limited while these employees and future employees are being integrated into our operations. In addition, we may be unable to find and hire additional qualified management and professional personnel to help lead us.

Our expenses will increase as we build an infrastructure to implement our business model. For example, we expect to hire additional employees, expand information technology systems and lease more space for our corporate offices to the extent we have capital available. Due to our current limited capital, we initially intend to offer independent contractor arrangements. If any of these and other expenses are not accompanied by increased revenue, our operating losses will be greater than we anticipate.

WE FACE INTENSE COMPETITION AND OPERATE IN AN INDUSTRY WITH LIMITED BARRIERS TO ENTRY, AND MOST OF OUR COMPETITORS ARE BETTER POSITIONED THAN WE ARE.

Competition in the professional consulting services markets in which we operate is highly fragmented, consisting of several large global firms including; McKinsey & Co, The Boston Consulting Group, Deloitte Consulting LLP, PricewaterhouseCoopers LLP, and several thousand smaller firms. We may compete with both the large firms and the smaller firms in all areas of our consulting service offerings. The markets for the Company’s services and products are highly competitive. There are few barriers to entry, so new entrants occur frequently, resulting in considerable market fragmentation. Companies in this industry compete on a number of parameters including degree and quality of Consultants, position knowledge, industry expertise, service quality, and efficiency in completing assignments. Typically, companies with greater strength in these parameters garner higher margins. Competition in the GRC Platform provider market in which we operate is highly fragmented, consisting of several large global firms including; Oracle, Provitti, SAI Global, SAP, SAS Institute, and many smaller software firms that have designed software applications for specific tasks. As such, we may compete with both the large firms and the smaller firms in all areas of our GRC platform offering.

A SIGNIFICANT OR PROLONGED ECONOMIC DOWNTURN WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our results of operations are affected by the level of business activity of our clients, which in turn is affected by general economic conditions and the level of economic activity in the industries and markets that they serve. On an aggregate basis, our clients may be less likely to hire third party professional service providers or purchase software solutions during economic downturns and periods of economic uncertainty. To the extent our clients delay or reduce hiring professional service providers, our results of operations will be adversely affected. A continued economic downturn or period of economic uncertainty and a decline in the level of business activity of our clients would have a material adverse effect on our business, financial condition and results of operations.

OUR PROFITABILITY WILL BE ADVERSELY IMPACTED IF WE ARE UNABLE TO MAINTAIN OUR PRICING AND UTILIZATION RATES AS WELL AS CONTROL OUR COSTS.

Our profitability derives from and is impacted by three primary factors: (i) the prices for our services; (ii) our professionals’ utilization or billable time; and (iii) our costs. To achieve our desired level of profitability, our utilization must remain at an appropriate rate, and we must contain our costs. Should we reduce our prices in the future as a result of pricing pressures, or should we be unable to achieve our target utilization rates and costs, our profitability could be adversely impacted.

CLIENT CONCENTRATION & OUR CLIENTS COULD UNEXPECTEDLY TERMINATE THEIR CONTRACTS FOR OUR SERVICES.

As of the date of this Prospectus, we have two clients that make up 85.6% of our revenue (each 42.8%). Should one of both clients terminate their contracts our results of operations would be significantly impacted. Generally, our contracts look for extended commitments from clients. However, other contracts can be canceled by the client with limited advance notice and without significant penalty. A client’s termination of a contract for our services could result in a loss of expected revenues and additional expenses for staff that were allocated to that client’s assignment. We could be required to maintain underutilized employees who were assigned to the terminated contract. The unexpected cancellation or significant reduction in the scope of any of our large assignments, or client termination of one or more recurring revenue contracts could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE

There is no established public trading market for our securities. Although we intend to be quoted on the OTCQB tier or Pink Sheet tier of OTC Markets in the future, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BY THE SOLE DIRECTOR, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was determined by our director and in consideration of the fact the shares will be liquid and registered. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

SHOULD OUR STOCK BECOME QUOTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies quoted on the OTCQB tier of OTC Markets, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-quoted on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE WHICH MAY SUBJECT US TO SECURITIES LITIGATION THEREBY DIVERTING OUR RESOURCES WHICH MAY AFFECT OUR PROFITABILITY AND RESULTS OF OPERATION.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for Internet-related stocks.

The following factors will add to our common stock price's volatility:

•	actual or anticipated variations in our quarterly operating results;

•	announcements by us of acquisitions;

•	additions or departures of our key personnel; and.

•	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance. In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES MAY MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS. We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

☐	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
☐
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the
auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

☐	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
☐	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company." Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make us less attractive to investors given that it will be harder for investors to analyze the Company's results of operations and financial prospects and, as a result, it may be difficult for us to raise additional capital as and when we need it.

USE OF PROCEEDS

GRCR will apply the proceeds from the offering to pay for accounting fees, legal and professional fees associated with the offering. The total estimated costs of the offering ($50,000) do not exceed the maximum amount of offering proceeds ($250,000). The estimated costs of the offering, which principally relate to professional costs, are estimated to consist of:

SEC Registration fee	$32
FINRA filing fee	100
Accounting expenses	25,000
Legal fees and expenses	15,000
Transfer agent fees	2,500
Blue Sky fees and expenses	5,000
Miscellaneous expenses	2,368

Total	$50,000

Our offering is being made on a best efforts basis: no minimum number of shares must be sold in order for the offering to proceed. GRCR will pay all costs related to this offering. If the amount of offering costs exceed the amount raised, this amount in excess of the offering proceeds will be paid when necessary or otherwise accrued on the books and records of GRCR until we are able to pay the full amounts due either from revenues or loans from our president and chief executive officer, related or unrelated parties that we may approach. A significant portion of the estimated costs of the offering ($50,000) are professional fees and expenses ($40,000). Absent sufficient revenues to pay these amounts, we will seek financial assistance either from our president and chief executive officer, or shareholders or possibly third party business associates of our president and chief executive officer who may agree to loan us the funds necessary to cover the balance of outstanding professional and related fees related to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and the professional service providers insist upon payment. Absent the above, Mr. Conrad will attempt to seek sufficient funding personally for the amounts due and, if successful in obtaining these funds, to lend it to the Company on an interest-free basis. No formal written arrangement exists, with respect to Mr. Conrad or anyone’s commitment outside of the Company, to loan funds for this purpose.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 10% respectively, of the securities offered for sale by the Company. The first offering proceeds will be allocated to pay any outstanding legal expenses related to this filing (Total agreed upon costs are $15,000). There is no assurance that we will raise the full $250,000 as anticipated. The following scenarios are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

% of Total Offering ($250,000)	100%	75%	50%	10%
Offering Costs	50,000	50,000	50,000	50,000
Net Proceeds	200,000	137,500	75,000	(25,000)

Market Collateral & Website Development	55,000	35,000	20,000	-
Compliance Architecture System Development	50,000	50,000	25,000	-
Accounting & Operations Support	15,000	7,000	4,000	-
Advertising & Search Engine Optimization	25,000	15,000	7,500	-
Rent and Office Equipment	15,000	7,500	5,000	-
Consultants for Service Delivery	40,000	23,000	13,500	-

Total	200,000	137,500	75,000	-

THE OFFERING

The Company will have substantial costs relating to this offering. We will also incur ongoing continuous costs to meet the reporting requirements of a public company. These costs may very well exceed our current or anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential future vendors, consultants and manufacturers will have a higher regard in providing services for a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation with various business and legal professionals who are known to us and have public company experience. These discussions have led us to believe that being a public company may afford the business (management and its shareholders) with a higher degree of recognition than would be typically attained as a small private (or non-public) company and may increase its ability and/or options to obtain financing for its growth. In addition, by being a public company we believe increases the visibility of our future opportunities to raise funds or to pay vendors by issuing restricted common stock rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or beneficial to us.

We are offering for sale a maximum of 2,500,000 shares of common stock at a fixed price of $0.10 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president, and chief executive officer, Mr. Conrad, will attempt to sell the shares. This prospectus will permit our president and chief executive officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell. Mr. Conrad will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Conrad will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone and personal contacts.

As discussed above in connection with GRCR’s selling efforts in the offering, Mr. Conrad will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Conrad is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Conrad will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Conrad is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Conrad will continue to primarily perform duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Conrad will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares in this offering will be made payable directly to the Company. All subscription agreements and checks are irrevocable and should be delivered to the Company at the address provided on the Subscription Agreement.

We will receive all proceeds from the sale of up to 2,500,000 shares being offered. No proceeds will be received by any other entity other than the Company. The price per share is fixed at $0.10 for the duration of this offering.

All subscribed funds will be held in a noninterest-bearing account. Any subscribed funds may be immediately utilized by the Company prior to the completion of the offering. The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 2,500,000 shares are sold), unless extended by our board of directors for an additional 180 days. There is no minimum number of shares that must be sold in this offering. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company will deliver stock certificates attributable to shares of common stock purchased directly by the purchasers within 30 days of the close of this offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering may terminate on the earlier of:

i.	the date when the sale of all 2,500,000 shares is completed, or

ii.	180 days from the effective date of this document or any extension thereto.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While we plan to find a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCQB, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. Also, no estimate may be given as to the time that this application process may require.

Since there is no minimum amount of shares that must be sold by the company, you may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

-	Has not received enough proceeds from the offering to fully launch its operations; and

-	Has no market for its shares.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in the common stock of the Company.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered herein are sold, the purchasers in this offering may lose the entire value of their shares purchased in that each purchased share may have a negative net book value if raise less proceeds than the cost of during the offering. Net book value of existing shareholders’ shares will also decrease if the costs exceed the proceeds received from this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering (as of the date of this Prospectus):

	If 50% of Shares Sold	If 100% of Shares Sold
Shares Sold	1,250,000	2,500,000
Offering price per share	$0.10	$0.10
Book value per share before offering	$0.002	$0.002
Book value per share after offering	$0.009	$0.014
Net increase to original shareholders	$0.007	$0.013
Decrease in investment to new shareholders	$(0.091)	$(0.086)
Dilution percentage to new Shareholders	(91.4%)	(85.6%)

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

2,500,000 shares sold Existing shareholders	Price Per Share $0.001	Number of Shares Held 17,347,500	Percentage of Ownership 87.4%	Consideration $ 32,375
Investors in this offering	$0.10	2,500,000	12.6%	$250,000
1,250,000 shares sold Existing shareholders	$0.001	17,347,500	93.3%	$32,375
Investors in this offering	$0.10	1,250,000	6.7%	$125,000

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. No market maker has agreed to file an application with FINRA. There can be no assurance as to whether such a market maker will agree to file an application or the market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. Even if our common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is however a necessity to efficiently process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC- eligible or, if they do, how long it may take.

We do not have common stock or equity subject to outstanding options or warrants to purchase or securities convertible into our common stock or equity. Also, 98% of our outstanding common stock (17,000,000 shares) is held by Mr. Conrad, our president, and chief executive officer. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

-	1% of the total number of our common shares then outstanding; or

-
The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the Securities and Exchange Commission) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Pursuant to the Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non- reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and
4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are not classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

-
If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

-
If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

-	the likelihood of a market for our common shares developing,

-	the liquidity of any such market,

-	the ability of the shareholders to sell the shares, or

-	the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

-	our future operating results;
-	our business prospects;
-	any contractual arrangements and relationships with third parties;
-	the dependence of our future success on the general economy;
-	any possible financings; and
-	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are an emerging growth company as defined in Section 2(a)(19) of the Securities Act. We will continue to be an emerging growth company until: (i) the last day of our fiscal year during which we had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a large accelerated filer, as defined in Section 12b-2 of the Exchange Act.

As an emerging growth company, we are exempt from:
·     Sections 14A(a) and (b) of the Exchange Act, which require companies to hold stockholder advisory votes on executive compensation and golden parachute compensation;
·     The requirement to provide, in any registration statement, periodic report or other report to be filed with the Securities and Exchange Commission (the “Commission” or “SEC”), certain modified executive compensation disclosure under Item 402 of Regulation S-K or selected financial data under Item 301 of Regulation S-K for any period before the earliest audited period presented in our initial registration statement;
·     Compliance with new or revised accounting standards until those standards are applicable to private companies;
·     The requirement under Section 404(b) of the Sarbanes-Oxley Act of 2002 to provide auditor attestation of our internal controls and procedures; and
·     Any Public Company Accounting Oversight Board (“PCAOB”) rules regarding mandatory audit firm rotation or an expanded auditor report, and any other PCAOB rules subsequently adopted unless the Commission determines the new rules are necessary for protecting the public.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act.

We are also a smaller reporting company as defined in Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are not required to provide selected financial data pursuant to Item 301 of Regulation S-K, nor are we required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. We are also permitted to provide certain modified executive compensation disclosure under Item 402 of Regulation S-K.

Summary of Business

GRCR Partners Inc. (the “Company”, “Our” or “We”), formed on January 16, 2015, is a provider of corporate governance, risk management, compliance and regulatory reporting (“GRCR”) solutions for businesses (“GRCR Solutions”). Currently, we provide GRCR Solutions through professional consulting services on a project-based fee arrangement. We deliver our services following our proprietary compliance architecture methodology. The skilled application of the fundamental principles governing compliance and risk management is what we call compliance architecture. We are building-out our Compliance Architecture Platform (“CAP”) to be an automated GRCR management tool that streamlines the process of GRCR for businesses. We believe that by combining expert consulting and GRCR software tools, we will help clients cost effectively build and maintain GRCR programs that reduce day-to-day and long term risks in their work environment.

Our Opportunity

We believe corporate governance, risk management, compliance and regulatory reporting has become a growing operational and financial burden, limiting a company’s ability to keep pace with business growth goals and objectives. We believe that to close that gap clients need to utilize the efficiencies driven through technology automation and the use of third-party subject-matter-experts and GRCR service providers. We believe that by combining these solutions in one ease to use platform allows us an opportunity to step in to meet a significant need for the cost-effective development and maintenance of a business’s GRCR program.

Our Operations and Strategy

As of the date of this Prospectus, we have taken the following steps to implement our business plan:

-  We have developed our business plan;
-  We have engaged 5 consulting services clients, and, for the period from inception (January 16, 2015) to September 30, 2015 had a positive gross margin and net profit;
-  We have developed and launched our website, www.GRCRpartners.com;
-  We have developed various online tools associated with our CAP platform
As part of our CAP, we have researched and developed a database of over 100 third-party GRCR software tools and 25 GRCR service providers.

Over the next twelve months we plan to;

-      Continue to standardize the processes of how our consulting services are provided. This is important to allow us to efficiently scale our operations with increased revenue. We anticipate this to be completed by the end of the third calendar quarter of 2016 at an estimated cost of $10,000 assuming that we receive sufficient funds from the Offering.

-      Increase efforts to acquire new clients. We plan to do internet marketing that might include, search engine marketing, blogging, social media, affiliated marketing, organic and paid for search engine optimization. We may also employ certain traditional marketing tactics, including, mail, phone calls, content development, industry networking and direct selling. We plan to issue our first Internet marketing campaign in the third calendar quarter of 2016. As set forth in our Use of Proceeds, advertising and search engine optimization is estimated to cost $25,000 and the production of hard copy marketing materials and improving the functionality of our web-site is estimated to cost up to $25,000 (for a total marketing expenditure of up to $50,000). We will need sufficient funds from this Offering to pay for these costs.

-     Expand our target customer base into other industry categories. We expect to begin these efforts during the fourth quarter of 2016 at an estimated cost of $10,000 per industry segment, assuming we receive sufficient funds from the Offering.

    -     Complete version 1.0 of our CAP platform which is anticipated to occur during the fourth quarter of 2016.   We estimate the cost to complete our first version of the CAP platform to be approximately $15,000.  Additional features and functionality of the platform beyond version 1.0 could cost up to an additional $35,000. We will need sufficient funds from this Offering to pay for these costs.

-  Our internal performance metric milestone targets include:

1.
Target number of customers. By July 2016, we are targeting to engage a minimum of three new customers per month with a cumulative target of 25 customers over the next twelve months. The targeted customer retention rate for new customers is six months. We intend to reinvest from 25%-50% of our profits back into sales and marketing efforts. We expect our marketing efforts to drive the speed at which our client base grows.

2.
Target number of new subject-matter-expert (SME) individual consultants and third-party service providers. By July 2016, we are targeting to have over 75 identified GRCR service providers and 10 independent SMEs. Currently, we rely on one GRCR service provider. However, we believe there are other providers delivering similar services are in the marketplace. In addition, we have not yet engaged any SMEs.

3.
Refine through independent research and feed-back from clients, our database of what we consider best-in-class GRCR software products. By June 2016, we intend to have a database of over 200 such products.

Results of Operations

Summary of Key Results

For the unaudited three month period ending December 31, 2015

Revenue and Cost of Revenues

Total revenue for the three months ended December 31, 2015 was $41,109 from four clients.  To date all our revenues are generated from fixed fee based consulting services.

Cost of revenues for the three months ended December 31, 2015 were  $27,500. Such costs include monies paid to third party services providers. No individual consultants have been retained. Of the total amount, $1,500 of such expenses represents an allocation for client service delivery by our owner and chief executive officer. Such amount has been reflected on the statement of operations as related party expense.

Operating Expenses
Total operating and administrative expenses for the three months ended December 31, 2015 were $44,842.   That amount included stock based compensation and depreciation of $3,475 and $419, respectively.  The remaining amount primarily consists of professional services and reporting expenses.

For the audited period from inception (January 16, 2015) through September 30, 2015

Revenue and Cost of Revenues

Total revenue from the inception (January 16, 2015) through September 30, 2015 was $110,175_from nine clients.  To date all our revenues are generated from fixed fee based consulting services.

Cost of revenues from inception (January 16, 2015) through September 30, 2015 were $57,207.   Such costs include monies paid to third party services providers.    No individual consultants have been retained. Of the total amount, $4,650 of such expenses represents an allocation for client service delivery by our owner and chief executive officer. Such amount has been reflected on the statement of operations as related party expense.

Operating Expenses
Total operating and administrative expenses from inception (January 16, 2015) through September 30, 2015 were $32,971. That amount included depreciation of $1,257.  The remaining amount primarily consists of professional services and reporting expenses.

Liquidity and Capital Resources

As of December 31, 2015

Since inception on January 16, 2015, the Company had a retained deficit tof $11,736 and  a working capital surplus  of $4,644 at December 31, 2015 . Our future growth in dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations, and upon profitable operations.

Historically, we have financed our cash flow and operations from the initial contribution of our sole shareholder and cash flow from operations. On January 16, 2015, we issued 17,000,000 shares to our sole shareholder and director for a total equity investment of $15,000.

Through December 31, 2015 , we have received total revenues of approximately $151,285. As of December 31, 2015 , our cash balance was approximately $12,915. We believe we will require a minimum of $70,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, maintain our regulatory reporting and filings and cover our operations costs. Should our revenues not increase as expected and if our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, the depletion of our working capital would be accelerated. In the event that our revenues from operations are insufficient to meet our working capital needs, our major shareholder, Sean Conrad. has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to us. However, if such financing were available, because we are in are early stages of our business plan, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors could lose all of their investment.

As a matter of practice, we don’t intend to hire our independent consultants. Consultants will be engaged as independent contractors and will be paid on either a fixed or hourly basis per engagement as clients are retained. We believe this approach will allow us to keep our fixed operating costs low.

Consistent with Section 144 of the Delaware General Corporation Law, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the stockholders, or are fair to us as a corporation as of the time it is us at is authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

BUSINESS DESCRIPTION

Our Company Overview

GRCR Partners Inc. (the “Company”, “Our” or “We”), formed on January 16, 2015, is a provider of corporate governance, risk management, compliance and regulatory reporting (“GRCR”) solutions for businesses (“GRCR Solutions”). Our offices are located at 1771 Post Rd East #178, Westport CT 06880. Our telephone number is 203.456.8088 and our website is www.grcrpartners.com. Currently, we provide GRCR Solutions through professional consulting services on a project-based fee arrangement. We deliver our services following our proprietary compliance architecture methodology. The skilled application of the fundamental principles governing compliance and risk management is what we call compliance architecture. We are building-out our Compliance Architecture Platform (“CAP”) to be an automated GRCR management tool that streamlines the process of GRCR for businesses. We believe that by combining expert consulting and GRCR software tools, we will help clients cost effectively build and maintain GRCR programs that reduce day-to-day and long term risks in their work environment.

We define a GRCR program as; an integrated, holistic approach to organization-wide governance, risk, compliance and reporting ensuring that an organization acts ethically correct and in accordance with its risk appetite, internal policies and external regulations through the alignment of strategy, processes, technology and people, thereby improving efficiency and effectiveness.

Compliance architecture is a system for improving a client’s GRCR program continually. Our ultimate goal is to provide an all-in-one system that empowers users to define and implement cost efficient and effective GRCR programs. The system will allow users to build a compliance program, learn regulatory requirements, train employees, collaborate with colleagues, delegate responsibilities, document reviews, escalate red flags, draft custom procedures and define controls. Our mission is to provide each client with on-call subject-matter expertise and software tools to achieve optimum performance.

Our CAP platform is designed to be a continuously improving system which contains the following repeating steps:

Market Overview

Governance, risk, and compliance (GRC) is an umbrella term used to cover the approach of an organization toward these three areas. Governance can be defined as the boundaries within which the business should operate. It focuses on providing definitions for the organization's code of conduct to ensure compliance. Risk management consists of developing strategies for tackling the risks to which organizations are exposed. Its framework involves identification, assessment, evaluation, and potential solutions for risks. Compliance focuses on adhering to external requirements such as wider corporate policies, laws, and regulations. The GRC solution enables organizations to reinvent themselves, develop a more economical cost structure, and increase overall efficiency.

Market Opportunity:

We believe the rigorous regulatory environment is one of the major drivers of the Global GRC Platform market. The increasing number of rules and regulations and the ever-tightening global business regulatory environment are forcing enterprises to turn to GRC platform-based solutions to reduce risk and improve the way they operate.

We believe a major challenge that the GRC market faces is the fragmented approach to platform management. Generally, most companies carry out their business activities by utilizing a silo approach for the management of information available at different levels. This approach makes comparison of information available at various levels difficult or sometimes impossible, decreasing the possibility of aggregating data about risks.

We believe GRC has become a growing operational and financial burden, limiting a company’s ability to keep pace with business growth goals and objectives. We believe that to close that gap clients need to utilize the efficiencies driven through technology automation and the use of expert outside service providers. By combining these two solutions in one ease to use platform allows us an opportunity to step in to meet a significant need for the cost-effective development and maintenance of a businesses’ GRC program.

We believe one major trend in the GRC services and platform market will be consolidation. Mergers and acquisitions, strategic alliances, and partnerships are carried out to increase market share, gain new domain knowledge, enter new markets, reduce operational costs, enhance industry know-how, improve profitability, and access new clients, enabling companies to diversify their product portfolio by introducing new products for various industry verticals. They increase the market reach of products, increasing the top-line revenue.

Our Growth Strategy

Our goal is to be a leading provider of GRCR Solutions through the following strategies:

(i)	organic growth in new clients, GRCR service providers, independent subject-matter-expert consultants and software through referrals and management contacts;
(ii)	rolling out various outbound sales and marketing campaigns directed to targeted audiences as described further in our “Sales and Marketing Plan” section below;
(iii)	continue to standardize the processes of how our consulting services are provided so we can efficiently and cost effectively scale our operation;
(iv)	growth through acquisitions of other GRCR service providers and/or software products; and
(v)	Continue to develop new versions of our CAP platform.

Our Key Competitive Strengths

The complex and ever-growing set of regulations and laws governing industries creates many challenges for businesses. A good GRCR program is not just about what a client knows, but more importantly, what they don't know. The enforcement stakes are high and an audit score of 99% could result in a failure.

We believe that we can help clients establish and maintain better GRCR programs because our GRCR Solutions are built with these goals in mind:

•	Improving Audit Results
•	Being Proactive not Reactive
•	Gaining the Required Knowledge
•	Maximizing Resource Allocation
•	Streamlining Processes
•	Building a culture of compliance
•	Identifying and Mitigating Risks
•	Optimizing Performance
•	Improving Audit Readiness
•	Custom Procedures
•	Custom Controls
•	Continuing Education

Our Services

In the ever-changing regulatory environment, it is crucial that a business stay up to date on the latest GRCR requirements. Compliance Officers, Risk Managers, Financial Officer and in-house corporate Counsel (known as the “Risk Mitigation Team”), can often feel overwhelmed at the responsibility and accountability that goes with the job. The Risk Mitigation Team is ultimately responsible for designing and implementing GRCR programs that ensure their firms following industry rules and regulations. This can often be a demeaning and demanding responsibility. Risk Mitigation Teams are generally not congratulated for achievements, but often are the subject of regulatory reviews and potential actions when something goes wrong.

Being part of the Risk Mitigation Team can be overwhelming with mistakes costly. During our engagement we provide clients an appraisal of the current regulatory requirements, since these rules are constantly changing. In addition, we also inform clients of the current areas of focus by regulatory bodies. We will make recommendations as to what clients should improved and provide risk analysis as well as assurance that the existing processes are effective, implemented correctly, and are functioning correctly. The end goal is reduced exposure to industry and regulatory risks.

Our services usually start with an engagement sizing and GRCR maturity benchmarking profile (collectively, “Maturity Model”). In general, there are two goals in developing a Maturity Model; (1) to improve maturity by raising awareness, and (2) to improve maturity by benchmarking across companies or industry sectors. The below tables provide measurement levels for use with the initial Maturity-Level Assessment and then on-going with the engagement to measure the improves, or lack thereof, in a Client’s GRCR Program.

Table 1 shows the different GRCR program process element levels. The goal for a client is to reach level 4 or 5. Tables 2 and 3 are use to prioritize the process element areas which, based upon there process element level, are of highest risk. For example; the combination of a Level 1 process element review (table 1), with a maturity assessment rating of Unsatisfactory (table 2) and a business risk rating of High (table 3), is a situation which must be addressed immediately.

For a fully optimized GRCR program a client’s maturity level should be around level 4 – 5 (table 1), with a maturity level of Strong (table 2) and a risk rating of low (table 3)

Table 1 – GRCR Program - Process Element Level Assessment

Area Ref	Process Element	Level 1 – Forming	Level 2 – Developing	Level 3 - Normalized	Level 4 – Established	Level 5 - Optimized
Corporate Governance
1	Authority	Ad hoc authority – actually professional have the power	Board is responsible without any power	Board is responsible and has the power	Board is responsible and has the power & prof. do not oppose	Board and professional share the power in a balanced way
2	Structure	There is no P&C (planning & control) in place	P&C is structured and not documented	P&C is structured and known by professionals	P&C is implemented, most professional contribute	All professionals contribute proactively to an integrated P&C
3	Accountability	Professional are not accountable to management	Professional view accountability as a bureaucratic process	Each professional is accountable to management	Each professional embraces his accountability	Each professional is intrinsically motivated to be accountable
4	Control of professionals	No audit is performed on the professionals	An internal audit is conducted based on quality indicators	An external audit is conducted based on quality indicators	An unexpected external audit is conducted	There is a good balance between trust and control
5	Incident Reporting	Incident are reported on an ad-hoc basis	A paper form is user to report incidents	There is an easy (electronic) way to report incidents	Professionals feel safe to report an incident	Professional trust the quality of the process of reporting incidents
Risk Management
6	Authority	There is no CRO (Chief Risk Officer)	A CRO is appointed by the Board	The CRO reports directly to the Boar4d	The CRO has authority to enact changes	The board & CRO communicate ERM’s importance
7	Structure	No risk management framework is in place		A risk management framework is in used		A risk management framework is fully implemented
8	Analysis	No risk analysis is performed	A decentralized risk analysis is performed	A centralized risk analysis is performed	Strategic risk analysis is performed	Risk analysis is integrated in planning new developments
9	Scope	Risks are managed in a fragmented way		Some type of risk are managed jointly		Risks are managed in an integrated way
10	Indicators	There are no risk indicators in place	Indicator are used for internal regulations & Policies	Indicators are used for internal & external regulations & policies	A risk management dashboard is used to monitor risks	A system is in place to alert shareholders about risks
Compliance
11	Authority	There is no CCO (Chief Compliance Officer)	A CCO is appointed by the Board	The CCO reports directly to the board	The CCO has authority to enact changes	The board & the CCO work closely together
12	Structure	No attempt to standardize similar processes	Little attempt to standardize similar processes	Similar processes are standardized across parts of the Company	Similar processes are evaluated across the company	Similar processes are standardized across the company
13	Controls	Rely on manual compliance processes & controls	Manual & automated compliance processes & controls	Tactical automated compliance processes & controls	Strategic automated compliance processes & controls	Flexible strategic automated compliance processes & controls
14	Awareness	Company is indifferent to compliance	Company is concerned about fixing non compliance	Company continuously monitors for compliance	Company plans controls to sustain compliance	Company incorporates compliance controls

Table 2 – GRCR Program Process Element Assessment Ratings:

Strong
Demonstrates a high level of compliance with policies, laws and regulations. This indicates a high level of awareness of, an compliance with, company policy and/or laws and regulations All regulatory compliance requirements and all high and moderate risks identified in the scope are mitigated by controls that are functioning effectively

Average
Demonstrates internal control activities with moderate weaknesses that management can correct easily in the normal course of business. Demonstrates an understanding of laws and compliance, however, some minor occurrences were noted. This rating indicates that the internal control environment is adequate for the safe and sound operation of the area under review.

Needs Improvement
Indicates an internal control environment that is not consistent with the Company’s policies. Violations of company policy and/or laws and regulations were identified that need managements prompt attention on to prevent further deterioration, possible losses and/or regulatory scrutiny. This rating indicates an internal control environment that is below expected standards and requires improvement

Unsatisfactory
Demonstrates internal control activities with severe weaknesses that management cannot easily correct in the normal course of business. Multiple instances of significant violations of Company policies and/or laws and regulations are identified. This rating indicates that the internal control environment ins not adequate for the safe and sound operations of the area under review.

Table 3. GRCR Program Process Level Risk Level Rating:

High
Represents an issue requiring immediate remedy by management. The issue, if left uncorrected, exposes the Company to potential financial losses or increased regulatory scrutiny. There is more than a remote likelihood that the risk will impact Company in an adverse manner

Moderate
Represents an issue requiring timely remedy by management. The issue, if left uncorrected or unmitigated, may expose the company to potential financial losses or increased regulatory scrutiny. There is a remote likelihood that the risk will impact the company in an adverse manner

Low
Represents an issue for consideration by management for corrective or implementation. Low risk areas may not pose significant or immediate risk to Company; however, repeated oversights, without corrective action, could lead to increased regulatory scrutiny. Indicates problems that have isolated or limited consequences.

After the Maturity Model assessment, through our CAP delivery platform, we make recommendations for process improvement and/or new software products. Using the CAP platform, our goal is to build a completely integrated approach to GRCR program development and on-going maintenance for users. Essentially, the CAP platform is an automated assignment tool that provides for task scheduling to the proper personnel based upon pre-defined frequencies. Currently the platform is built on a number of excel spreadsheets and online forms. The Company plans to have an outside programmer develop such worksheets into a fully web-based integrated software tool that will include cloud-based document storage. The document storage capabilities are a critical component in managing documentation ease of access, real-time interaction and record retention. Currently, we use Google Drive to manage client engagement documentation

As of the date of this Prospectus, we have developed the following online tools that will be integrated into our web-based platform:

-	Tool 1 – Financial Services Industry – Pre-Engagement Sizing & Needs Analysis
-	Tool 2 – Client Research & Research Requests, recommendation and implementation management
-	Tool 3 – GRCR Market Intelligence Benchmarking
-	Tool 4 – Consultant Engagement Delivery Facilitation

Below we have included screen shot of select parts of the above tools from our platform.

Tool 1 -Financial Services Industry – Engagement Sizing & Needs Analysis

Tool 2 – Client Research Request Form and Recommendation, Implementation Management:

Tool 3 – GRCR Market Industry Benchmarking

Tool 4.0 – Consultant Engagement Delivery Facilitation

Client History of Completion

	Date Last Done	Date Due	Done	If not done, status
Comments				

Discussed with Client

☐ Yes ☐ No

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Other Comments/Notes

Potential Additional Client Work

Type of Opportunity

☐ Rule Requirement ☐ Best Practice ☐ Other

If Rule, What Rule?

Client "Pain"/Challenge Faced

How You Think We Can Help

Discussed with Client

☐ Yes ☐ No

Could You Deliver

☐ Yes ☐ No

Your Estimates on Hrs To Complete

Other Comments/Notes

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Our Organizational Structure and CAP service delivery platform:

Our organizational structure is being designed to provide high quality GRCR Solutions that are either; (i) management role-specific, and/or (ii) industry specific. We believe that our role-specific focus and industry specialization will enable us to better understand our clients’ culture, operations, business strategies and industries. We believe that a high-level of communication and process transparency with our clients is very important to their level of satisfaction and to the ultimate success of our services.

Our Compliance Architecture Platform is being built to be an automated GRCR management tool that streamlines the process of GRCR for businesses. Our ultimate goal is to provide an all-in-one system that empowers users to define and implement cost efficient and effective GRCR programs. The system will allow users to build a compliance program, learn regulatory requirements, train employees, collaborate with colleagues, delegate responsibilities, document reviews, escalate red flags, draft custom procedures, define controls, and perform a wide range of other key GRCR functions. Our mission is to provide each client with the technology to achieve optimum performance.

Once fully functional, we believe the basic benefits of the CAP platform are:

•	Web-based Application—Users can access the system from anywhere there is internet connectivity.
•	Cost-efficient Solution—Our hosted solution eliminates the need for professional programmers and IT staff.
•	Automated Assignment of Compliance Tasks – Compliance tasks are assigned automatically to the proper personnel based on predefined frequencies.
•	Email Notifications – Users receive important reminders and notifications pertaining to their compliance duties.
•	Permissions Management Options – User access can be managed through varying levels of permissions.
•	Document Management – Linking and storing of supporting documentation ensures easy accessibility for internal and external audits.
•	Reports – Reports can be quickly generated to evidence completion of required compliance reviews.
•	On-line Collaboration – Users can comment on individual projects and send messages to others linked to the project.
•	Delegation Tool – Supervisors are able to effectively delegate appropriate compliance tasks to others and evidence appropriate supervision where applicable.

Our services maybe deliver by one, or, a combination of the below:

-	Internal employees – as of the date of this Prospectus our only employee is our president, CEO and sole shareholder;
-
Third-party Service Providers – other professional services firms that we either retain directly to help us, or, recommend our clients retain separately. As of the date of this Prospectus we have one Service Provider that we pay directly and bill to our clients

-
Independent subject-matter-experts (SMEs) – these are individual subject-matter-experts that we may engage for a specific guidance on a particular rule or regulation. As of the date of this Prospectus we have not engaged any SMEs.

Our Sales & Marketing Plans:

The primary goal of our sales and marketing plan is to acquire new clients. To most effectively do that, we have decided to focus our marketing efforts on offerings designed to deliver;

(i)	Role-specific GCRC Solutions; and
(ii)	Industry-specific GRCR Solutions

Role-specific engagements are geared towards assistance to a specific corporate functional role such as a Chief Financial Officer, Chief Risk Officer, Chief Compliance Officer, in-house General Counsel. As part of this focus, the Company plans to initially target publicly traded, US and Non-US organizations. Refer to “Service Offerings – By Target Client” section below.

Industry specific engagement are geared towards different industries such as Financial Services, Pharmaceutical, Bio-Medical or Manufacturing. As part of this focus, the company plans to initial focus on the sub-sector of the Financial Services Industry that includes US registered broker dealers (BDs) and Investment Advisors(RIAs). Refer to “Service Offerings – By Target Client” section below.

Ultimately, the Company plans to provide its services to businesses ranging from start-ups through Fortune 100 multinational organizations. However, while the Company builds-out its CAP platform, the Company plans to focus on the small to mid-size business. Generally, small to mid-size companies are companies with revenue under $25 million and employees between 15 – 50.

Our Marketing Strategy

For new client prospecting, we plan to use five principal channels for marketing our services and promoting our brand:

1.	Management established business networks and referral sources;
2.	Our website and the Internet in general, including, search engine marketing, affiliated marketing, social media and blogging. We plan to launch our own blog in the second fiscal quarter of 2016;
3.	Direct selling efforts;

4.	The development of subject matter expert content for distribution. Such content maybe in the form or whitepapers, newsletters or included in industry publications; and
5.	Industry specific networking including; conferences and seminars

Markets

The initial targeted markets for our products and services are Public companies (US and Non-US), US Broker Dealers and US Registered Investment Advisors. Our Service Offerings By-Target Clients may include:

US and non-US Publicly Traded Companies (PUBCOs):

Size of Market – There are over 100,000 publicly traded companies in the world. As provided for on credit risk monitor directory http://info.creditriskmonitor.com/directory/CountryUS.htm there are a total of 14,451 public companies in the United States. The larger states with public companies include; New York; 1,476, Texas 1,350, California, 2,428, Florida 943.

Our GRCR solutions services for this client base may include

1.	Compliance & Reporting Solutions:
•	Preparation and review of annual, quarterly and current reports;
•	Preparation and review of documents used in connection with shareholder meetings;
•	Planning for shareholder proposals, contested elections and other forms of shareholder activism;
•	Representation in connection with securities related matters;
•	Counseling boards of directors and special committees dealing with corporate governance issues.

2.	Risk Management Solutions (including, business insurance evaluation and program implementation):
•	Directors and officer liability
•	Employment practices liability
•	Fiduciary liability
•	Error and omissions

3.	Corporate Governance Solutions
•	Board structure and performance monitoring
•	Conflicts of interest
•	Compliance best practice, auditing and training
•	Design and review of corporate governance programs
•	Review of corporate governance structures within the compliance framework
•	Disclosure of price-sensitive market information
•	Directors’ and Officers' duties
•	Protection of company funds from non-arm's length, related party dealings
•	Remuneration and indemnification of Directors

For US FINRA Registered Broker Dealers (BDs):

Size of Market – Per FINRA 2014 Year in Review and Annual Report for the period ended 12/31/14, there where 4,100 broker dealers, approximately 161,600 branches of broker dealers and approximately 636,700 registered representatives.

Our GRCR solutions services for this client base may include:

•	Compliance Program Administration
•	Broker/Dealer Assessment/Internal Inspections
•	Anti-Money Laundering Testing
•	Broker-Dealer Compliance Program Creation/Rehabilitation
•	Broker Dealer Registrations
•	Regulatory Audit Response
•	Policies and Procedures Development and Updating
•	Branch Inspections
•	Financial Regulatory Reporting

For US Registered Investment Advisors (RIAs);

Size of Market – According to a November 2012 report issued by the Investment Advisor Association and National Regulatory Services, the total number of SEC registered RIA was 10,511. We believe there is currently around 5,000 state registered RIAs. Under the Dodd-Frank Act, RIAs that have under $100mm in assets under management can be regulated by the state they resident in.

Our GRCR solutions services for this client base may include:

•	Compliance Program Administration
•	Compliance Program Assessment/Internal Inspection
•	Compliance Program Creation/Rehabilitation
•	Investment Advisor Registration
•	Regulatory Response

Our Competition

Professional Services Providers:

Competition in the professional consulting services markets in which we operate is highly fragmented, consisting of several large global firms including; McKinsey & Co, The Boston Consulting Group, Deloitte Consulting LLP, PricewaterhouseCoopers LLP, and several thousand smaller firms. We may compete with both the large firms and the smaller firms in all areas of our consulting service offerings.

The markets for the Company’s services and products are highly competitive. There are few barriers to entry, so new entrants occur frequently, resulting in considerable market fragmentation. Companies in this industry compete on a number of parameters including degree and quality of Consultants, position knowledge, industry expertise, service quality, and efficiency in completing assignments. Typically, companies with greater strength in these parameters garner higher margins.

GRC Platform Providers

Competition in the GRC Platform provider market in which we operate is highly fragmented, consisting of several large global firms including;
Oracle, Provitti, SAI Global, SAP, SAS Institute, and many smaller software firms that have designed software applications for specific tasks. As such, we may compete with both the large firms and the smaller firms in all areas of our GRC platform offering.

Seasonality

There is no discernible seasonality in our business, although as a percentage of total annual net revenue, we expect the first calendar year quarter is typically the lowest. Revenue and operating income have will vary by quarter and are hard to predict from quarter to quarter. In addition, the volatility in the global economy impacts will impact our quarterly revenue and operating income.

Information Management Systems

We plan to further build out and rely on technology to support our search for contract consultants and third party GRCR service provider and technology solutions. Our technology infrastructure consists of internally developed databases containing candidate profiles and client records, coupled with online services and industry reference sources.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our services and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title

Sean Conrad	34	Chairman, Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal financial officer)

Sean Conrad. Mr. Sean Conrad has served as Chairman, Chief Executive Officer and Chief Financial Officer of GRCR since inception in January 2015. He oversees operations, accounting and financial aspects of the company to accomplish strategic, marketing and visionary actions.

From 2010 to present, Mr. Conrad has been Senior Vice President of OC Insurance Services, LLC., an full service insurance brokerage company and risk management advisor located in Westport CT.

Possible Potential Conflicts

The OTCQB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements. Thus, we are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director would not qualify as an independent director.

No member of management will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer and one director (both of whom are the same person), and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Code of Business Conduct and Ethics

As of the date of this Prospectus we have not adopted a Code of Ethics and Business Conduct. We intend to adopt such a plan during 2016. A code of ethics is a written standard designed to deter wrongdoing and to promote:

-	honest and ethical conduct,
-	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
"	compliance with applicable laws, rules and regulations, the prompt reporting violation of the code, and
"	accountability for adherence to the code.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors subject to existing employment agreements (of which there are currently none) and will serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of GRCR:

1.
had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i.
acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or
iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Our Board of Directors acts as our Audit Committee and the Board has no separate committees. We expect our Board of Directors to appoint an audit committee, a nominating committee and a compensation committee and to adopt charters relative to each such committee in the near future. We intend to appoint such persons to committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange.

Summary Executive Compensation Table

The following table shows, for the period from January 16, 2015 (inception) to September 30, 2015, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”).

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Sean Conrad CEO, CFO and Director	2015	4,650	-	-	-	-	-	-	-

There is no formal employment arrangement with Mr. Conrad at this time. As the date of this prospectus, we have no permanent staff other than our President, Sean Conrad who is employed elsewhere and has the flexibility to work on the Company up to 10 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Conrad’s compensation has not been fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations. Mr. Conrad’s compensation amount may be formalized if and when the Company obtains future financing beyond the offering or if the Company generates sufficient cash flow to support his salary. Until such time, Mr. Conrad will be paid for select client delivery or other management services provided.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended September 30, 2015 except as stated above. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended September 30, 2015. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of September 30, 2015 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

PRINCIPAL SHAREHOLDERS

As of December 31, 2015, we had 17,347,500 shares of common stock outstanding which are held by two shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 31, 2015; of all directors and executive officers of GRCR; and of our directors and officers as a group.

			Percent of Common Stock Owned
			Assuming 1,250,000 Shares	Assuming Maximum Offering
Name	Number of Shares(1)	Prior to Offering(1)	Are Sold(1)	is Sold(1)

Sean Conrad(2)	17,000,000	98%	91.4%	85.7%
All officers and directors	17,000,000	98%	91.4%	85.7%

(1)
The percent of common stock owned is calculated using the sum of (A) the number of shares of common stock owned and (B) the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of common stock outstanding (and the number of warrants and options of the Beneficial Owner that are exercisable within 60 days, as the denominator.

(2)	Mr. Conrad is the sole officer and director of the Company. His address is the address of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Presently, our sole officer and director provides office space to the Company for no charge. However, we do not have a written lease agreement. Our mailing address is 1771 Post Rd East #178, Westport CT 06880.

On January 17, 2015, the Company issued 17,000,000 shares of its common stock to its sole officer and director, Mr. Sean Conrad, in exchange for the sum of $15,000 and for certain services rendered by Mr. Conrad during the formation and organization of the Company.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Delaware on January 16, 2015. GRCR is authorized to issue 500,000,000 shares of common stock and 15,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of September 30, 2015. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 15,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

"	the number of shares and the designation of the series;
"
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

-	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
"	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
-
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

-
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock. There are 17,347,500 shares of our common stock issued and outstanding at September 30, 2015 that is held by two shareholders. The holders of our common stock:

"	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
-	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
"	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
-	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Transfer Agent

The Transfer Agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Dr, Suite D, Morrisville, NC 27560. Its telephone number is 919-481-4000.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by two shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. No market maker has agreed to file an application with FINRA. There can be no assurance as to whether a market maker will file an application with FINRA or such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Conrad, president, and chief executive officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Conrad. The intended methods of communication include, without limitation, telephone calls and personal contact. In his endeavors to sell this offering, Mr. Conrad will not use any mass advertising methods such as the internet or print media.

Funds received in connection with the sale of our securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Mr. Conrad will not receive commissions for any sales originated on our behalf. We believe that Mr. Conrad is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Conrad:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
b.	Is not an associated person of a broker or dealer; and
c.	Meets the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;
ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
iii.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to the Company, and will be deposited in a noninterest-bearing bank account until the subscription agreements are accepted by the Company. Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). All subscription funds will be held in the Escrow Account pending acceptance of the subscriptions by GRCR, and funds will be released to GRCR as received, until the maximum offering has been subscribed.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1a to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCQB as maintained by OTC Markets (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

To the extent we do not become listed on the OTCQB, you will have a very limited, if any, ability to resell our shares.

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

OTCQB Considerations

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. No market maker has agreed to file an application with FINRA on our behalf. There can be no assurance that a market maker will file an application with FINRA or that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB have limited to no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this boils down to is that while DTC- eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of
$1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

- the basis on which the broker or dealer made the suitability determination, and

- that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide GRCR with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Mergent or similar services designed to obtain manual exemptions if we are considered to be a "shell company" at the time of application.

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company may, at its own cost, make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filing its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

SELECTED FINANCIAL DATA

Not applicable because we are a smaller reporting company.

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable because we are a smaller reporting company.

EXPERTS

The financial statements of the Company as of September 30, 2015 and for the period January 16, 2015 (inception) to September 30, 2015 included in this prospectus have been audited by independent registered public accountants Rosenberg Rich Baker Berman and Company.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Daniel H. Luciano, Esq. Califon, New Jersey. Counsel was issued 347,500 shares of our common stock in consideration of legal services rendered.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. This means that access to information regarding our business and operations will be limited.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

GRCR Partners, Inc.
1771 Post Rd East, #178
Westport CT 06880
203.456.8088

GRCR PARTNERS INC

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2015

GRCR PARTNERS INC
INDEX TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2015

Unaudited Interim Financial Statements

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of GRCR Partners Inc:

We have audited the accompanying balance sheet of GRCR Partners, Inc. as of September 30, 2015, and the related statement of operations, stockholders’ equity, and cash flows for the period from January 16, 2015 (date of inception) through September 30, 2015. GRCR Partners, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GRCR Partners, Inc. as of September 30, 2015, and the results of its operations and its cash flows for the period from January 16, 2015 (date of inception) through September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company has a limited operating history and its continued growth is dependent upon obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
December 31, 2015

GRCR PARTNERS INC
BALANCE SHEET
AS OF SEPTEMBER 30, 2015

ASSETS

CURRENT ASSETS:
Cash or cash equivalents	$18,483
Accounts receivable, net	10,000
Prepaid expense	5,000
TOTAL CURRENT ASSETS	33,483

Fixed assets, net	2,514
TOTAL ASSETS	$35,997

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,000
Accrued taxes	3,599
TOTAL CURRENT LIABILITIES	4,599

TOTAL LIABILITIES	4,599

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value, 15,000,000 shares authorized,
none issued and outstanding	-
Common stock, $.0001 par value, 500,000,000 shares authorized,
17,000,000 shares issued and outstanding,
as of September 30, 2015	1,700
Additional paid-in capital	13,300
Retained earnings	16,398
TOTAL STOCKHOLDERS' EQUITY	31,398
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$35,997

The accompanying notes to financial statements are
an integral part of these statements.

GRCR PARTNERS INC
STATEMENT OF OPERATIONS
FROM INCEPTION (JANUARY 16, 2015)
THROUGH SEPTEMBER 30, 2015

From Inception (January 16, 2015) through September 30, 2015

Revenues:
Professional service revenues	$108,051
Expense reimbursement	2,125
Total Revenues	110,175

Cost of revenues	52,557
Cost of revenues from a related party	4,650
Gross Profit	52,968

Operating expenses:
General and administrative	32,971
Total operating expenses	32,971

Income from operations	19,997

Income before taxes	19,997
Current income tax expense	3,599
Deferred income expense (benefit)	-
Income tax provision	3,599

Net income applicable to common shareholders	$16,398

Net income per share - basic and diluted	$0.00

Weighted number of shares outstanding -
Basic and diluted	17,000,000

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM INCEPTION (JANUARY 16, 2015)
THROUGH SEPTEMBER 30, 2015

	Preferred Stock		Common		Paid-In	Retained	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Earnings	Equity

Balance at Inception, January 16, 2015	-	$-	-	$-	$-	$-	$-

Issuance of common stock			17,000,000	1,700	13,300		15,000
Net income for period	-	-				16,398	16,398
	-	-
Balance September 30, 2015	-	$-	17,000,000	$1,700	$13,300	$16,398	$31,398

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
STATEMENT OF CASH FLOWS
FROM INCEPTION (JANUARY 16, 2015)
THROUGH SEPTEMBER 30, 2015

Since inception (January 16, 2015) through September 30, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$16,398
Adjustments to reconcile net income to cash provided by (used in) operating activities:

Depreciation	1,257

Change in operating assets and liabilities:
Accounts receivable	(10,000)
Prepaid expenses	(5,000)
Accounts payable and accrued expenses	1,000
Income tax payable	3,599
Net cash provided by operating activities	7,254

CASH FLOW FROM INVESTING ACTIVITIES:
Equipment purchases	(3,771)
Net cash used in investing activities	(3,771)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	15,000
Net cash provided by financing activities	15,000

NET INCREASE IN CASH	18,483

CASH AND CASH EQUIVALENTS at beginning of period	-
CASH AND CASH EQUIVALENTS at end of period	$18,483

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Income Taxes	$-

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
NOTES TO FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

GRCR Partners Inc. (the “Company”, “Our” or “We”), formed on January 16, 2015, is a provider of corporate governance, risk management, compliance and regulatory reporting (“GRCR”) solutions for businesses (“GRCR Solutions”). Currently, we provide GRCR Solutions through professional consulting services on a project-based fee arrangement. We deliver our services following our proprietary compliance architecture methodology. The skilled application of the fundamental principles governing compliance and risk management is what we call compliance architecture. We are building-out our Compliance Architecture Platform (“CAP”) to be an automated GRCR management tool that streamlines the process of GRCR for businesses. We believe that by combining expert consulting and GRCR software tools, we will help clients cost effectively build and maintain GRCR programs that reduce day-to-day and long term risks in their work environment.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. Since inception, the Company had net income of $16,398 and has a working capital surplus of $28,884 at September 30, 2015. We have a limited operating history, we are currently generating income and have a working capital surplus. However, our growth is dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations and pay liabilities arising from normal business operations when they come due, and upon profitable operations.

We may need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings. We expect our current majority shareholder will be willing and able to provide such additional capital. However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2. Summary of Significant Accounting Policies

The Company has elected September 30 as its fiscal year end.

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Accounts Receivable

The Company’s accounts receivable are derived from direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary. The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates. At September 30, 2015, the allowance for potential credit losses was $0

Fixed Assets

Office equipment is stated at cost and depreciated over three years using the straight line method of accounting. Since inception (January 16, 2015) through September 30, 2015, the company recorded office equipment purchase of $3,771 and depreciation of $1,257.

Revenue Recognition

The Company derives its revenue from the sale of compliance, legal, risk management and management and public reporting consulting services. The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Consulting Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

•	there is persuasive evidence of an arrangement;
•	the service has been provided to the customer;
•	the collection of the fees is reasonably assured; and
•	the amount of fees to be paid by the customer is fixed or determinable.

The Company recognizes revenue as services are performed or monthly based upon contract terms. Contracts may either be for a specific project, or, a monthly recurring fee.

Reimbursements

The Company incurs certain out-of-pocket expenses that are reimbursed by its clients, which are accounted for as revenue in its Statement of Operations.

Net Income per Common Share

Basic income per share is computed by dividing the net income attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended September 30, 2015.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2015 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Customer Concentration Disclosure.

Currently two customers make up 85.6% of our gross revenue through September 30, 2015. Each represent 42.8% of the mix. The two customers also make up 100% of our accounts receivable balance as of September 30, 2015.

Stock-Based Compensation

Stock compensation arrangements with non-employee service providers are accounted for in accordance ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2015 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Recent accounting pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Codification update No. 2014-10 for Development Stage entities (Topic 915). The amendments in this updated removed the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from US GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company has elected to adopt such provisions this reporting period.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Common Stock

On January 16, 2015, the Company issued 17,000,000 shares of common stock to the SCM Holdings II, LLC (“SCM”) at par value of $0.0001 per share, for an equity investment of $15,000. The sole owner of SCM is the current CEO, CFO and sole director of the Company.

4. Income Taxes

The provision for income taxes for the period ended September 30, 2015 was as follows (assuming a 15%, and 3% effective tax rate for federal and state taxes, respectively):
From Inception (January 16 2015) through September 30, 2015

Current Tax Provision:
Federal	$3,000
State	599
Total current tax provision	$3,599

Deferred Tax Provision:
Total deferred tax provision	$-

The Company recorded no deferred income tax asset or liability as of September 30, 2015.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5. Related Party Loans and Transactions

The Company has paid the sole shareholder, officer and director $4,650 for the period from inception (January 16, 2015) to September 30, 2015. Such amounts were for professional services performed and have been included in the cost of revenue line as related party costs. The Company has no formal contract in place with its sole officer and director.

7. Subsequent Events

Subsequent events have been evaluated through December 31, 2015, which is the date these financial statements were available to be issued.

On December 23, 2015, the Board of Directors approved an agreement with legal counsel for the Company which included; the issuance of 347,500 shares of common stock and the total payment of $15,000 to counsel for services rendered through the date the Company’s S-1 filing is declared effective. The $15,000 will be paid the sooner of any combination of; (i) the sum of $500 per month commencing November 1, 2015, (ii) the first use of proceeds from the S-1 offering, or (iii) the change of control of the Company.

GRCR PARTNERS INC
CONDENSED BALANCE SHEETS
AS OF DECEMBER 31, 2015 (UNAUDITED) AND SEPTEMBER 30, 2015

ASSETS
	December 31, 2015	September 30, 2015
CURRENT ASSETS:
Cash or cash equivalents	$12,915	$18,483
Accounts receivable, net	11,555	10,000
Prepaid expense	7,500	5,000
TOTAL CURRENT ASSETS	31,970	33,483

Fixed assets, net	2,095	2,514
TOTAL ASSETS	$34,065	$35,997

LIABILIATIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$26,826	$1,000
Accrued taxes	500	3,599
TOTAL CURRENT LIABILITIES	27,326	4,599

TOTAL LIABILITIES	27,326	4,599

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value, 15,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.0001 par value, 500,000,000 shares authorized,
17,347,500, and 17,000,000 shares issued and outstanding,
as of December 31, 2015 and September 30, 2015	1,735	1,700
Additional paid-in capital	16,740	13,300
Retained earnings (deficit)	(11,736)	16,398
TOTAL STOCKHOLDERS' EQUITY	6,739	31,398
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$34,065	$35,997

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014 (UNAUDITED)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014

Revenues:
Professional service revenues	$39,500	$-
Expense reimbursement	1,609	-
Total Revenues	41,109	-

Cost of revenues	26,000	-
Cost of revenues from a related party	1,500	-
Gross Profit	13,609	-

Operating expenses:
Stock based compensation	3,475	-
Depreciation	419	-
General and administrative	40,948	-
Total operating expenses	44,842	-

(Loss) from operations	(31,233)	-

(Loss) before taxes	(31,233)	-
Current income tax (benefit)	(3,279)	-
Income tax (benefit)	(3,279)	-

Net (loss) applicable to common shareholders	$(27,954)	$-

Net (loss) per share - basic and diluted	$(0.00)	-

Weighted number of shares outstanding -
Basic and diluted	17,030,549	-

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 (UNAUDITED)

						Retained
	Preferred Stock		Common		Paid-In	Earnings	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	(Deficit)	Equity

Balance September 30, 2015	-	$-	17,000,000	$1,700	$13,300	$16,218	$31,218

Issuance of common stock for services			347,500	35	3,440		3,475
Net loss for period	-	-				(27,954)	(27,954)

Balance December 31 2015	-	$-	17,347,500	$1,735	$16,740	$(11,736)	$6,739

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
CONDENSED STATEMENTS OF CASH FLOW
FOR THE THREE MONTHS ENDED
DECEMBER 31, 2015 AND 2014 (UNAUDITED)

	For the three months ended December 31, 2015	For the three months ended December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(27,954)	$-
Adjustments to reconcile net income to cash (used in) operating activities:

Stock based compensation	3,475	-
Depreciation	419	-

Change in operating assets and liabilities:
Accounts receivable	(1,555)	-
Prepaid expenses	(2,500)	-
Accounts payable and accrued expenses	25,826	-
Income tax payable	(3,279)	-
Net cash (used in) operating activities	$(5,568)	$-

NET (DECREASE) IN CASH	(5,568)	-

CASH AND CASH EQUIVALENTS at beginning of period	18,483	-
CASH AND CASH EQUIVALENTS at end of period	$12,915	$-

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental schedule of non-cash investing and financing activities
Stock based compensation	$3,475	-

The accompanying notes to financial statements are an integral part of these statements.

GRCR PARTNERS INC
NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

GRCR Partners Inc. (the “Company”, “Our” or “We”), formed on January 16, 2015, is a provider of corporate governance, risk management, compliance and regulatory reporting (“GRCR”) solutions for businesses (“GRCR Solutions”). Currently, we provide GRCR Solutions through professional consulting services on a project-based fee arrangement. We deliver our services following our proprietary compliance architecture methodology. The skilled application of the fundamental principles governing compliance and risk management is what we call compliance architecture. We are building-out our Compliance Architecture Platform (“CAP”) to be an automated GRCR management tool that streamlines the process of GRCR for businesses. We believe that by combining expert consulting and GRCR software tools, we will help clients cost effectively build and maintain GRCR programs that reduce day-to-day and long term risks in their work environment.

The financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business. Since inception, the Company has a retained deficit of $11,736 and has a working capital surplus of $4,644 at December 31, 2015. We have a limited operating history, we are currently generating income and have a working capital surplus. However, our growth is dependent upon achieving sales growth, management of operating expenses and ability of the Company to obtain the necessary financing to fund future obligations and pay liabilities arising from normal business operations when they come due, and upon profitable operations.

We may need to either borrow funds from our majority shareholder or raise additional capital through equity or debt financings. We expect our current majority shareholder will be willing and able to provide such additional capital. However, we cannot be certain that such capital (from our shareholders or third parties) will be available to us or whether such capital will be available on terms that are acceptable to us. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will have insufficient funds to operate our business or pursue our planned growth.

Note 2. Summary of Significant Accounting Policies

The Company has elected September 30 as its fiscal year end.

Basis of Presentation and Organization

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Accounts Receivable

The Company’s accounts receivable are derived from direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary. The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability. The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates. At December 31, 2015, the allowance for potential credit losses was $0

Fixed Assets

Office equipment is stated at cost and depreciated over three years using the straight line method of accounting. Since inception (January 16, 2015) through December 31, 2015, the company recorded office equipment purchase of $3,771 and depreciation of $1,676.

Revenue Recognition

The Company derives its revenue from the sale of compliance, legal, risk management and management and public reporting consulting services. The Company utilizes written contracts as the means to establish the terms and condition services are sold to customers.

Consulting Services

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

The Company recognizes revenue as services are performed or monthly based upon contract terms. Contracts may either be for a specific project, or, a monthly recurring fee.

Reimbursements

The Company incurs certain out-of-pocket expenses that are reimbursed by its clients, which are accounted for as revenue in its Statement of Operations.

Net Income per Common Share

Basic income per share is computed by dividing the net income attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2015.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2015 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Customer Concentration Disclosure.

For the three months ended December 31, 2015, three customers make up 98% of our gross revenue.  They represent 42%, 38% and 18%.    Two customers also make up 100% of our accounts receivable balance as of December 31, 2015.

Stock-Based Compensation

Stock compensation arrangements with non-employee service providers are accounted for in accordance ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2015 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Recent accounting pronouncements

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Codification update No. 2014-10 for Development Stage entities (Topic 915). The amendments in this updated removed the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from US GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company has elected to adopt such provisions this reporting period.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Common Stock

On January 16, 2015, the Company issued 17,000,000 shares of common stock to the SCM Holdings II, LLC (“SCM”) at par value of $0.0001 per share, for an equity investment of $15,000. The sole owner of SCM is the current CEO, CFO and sole director of the Company.

On December 23, 2015, the Board of Directors approved an agreement with legal counsel for the Company which included; the issuance of 347,500 shares of common stock and the total payment of $15,000 to counsel for services rendered associated with the filing the Company’s S1.  The $15,000 will be paid the sooner of any combination of; (i) the sum of $500 per month commencing November 1, 2015, (ii) the first use of proceeds from the S-1 offering, or (iii) the change of control of the Company.   To value the share issuance the Company used a $0.01 offering price considering the Company now has clients but there is no assurance that the public offering price of $0.10 will be obtained.

4. Income Taxes

The provision for income taxes for the three months ended December 31, 2015 was as follows (assuming a 15%, and 3% effective tax rate for federal and state taxes, respectively):

For the three months ended December 31, 2015

Tax Provision (Benefit):
Current Federal-State	$(3,279)
Deferred Tax Benefit	-
Change in valuation allowance	-
Total tax provision(benefit)	$(3,279)

The Company recorded no deferred income tax asset or liability as of December 31, 2015.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

5. Related Party Loans and Transactions

The Company has paid the sole shareholder, officer and director $1,500 for the three months ended from December 31, 2015.    Such amounts were for professional services performed and have been included in the cost of revenue line as related party costs. The Company has no formal contract in place with its sole officer and director.

7. Subsequent Events

Subsequent events have been evaluated through March 10, 2016 , which is the date these financial statements were available to be issued.

This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this Prospectus.

2,500,000 Shares
GRCR Partners, Inc.
Common Stock

PROSPECTUS

____, 2015

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$32
NASD filing fee	100
*Accounting fees and expenses	25,000
*Legal fees and expenses	15,000
*Transfer agent fees	2,500
*Blue Sky fees and expenses	5,000
*Miscellaneous expenses	2,368
Total	$50,000

*Indicates expenses that have been estimated for filing purposes.

ITEM 14
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certification of Incorporation at Article Ten thereof providing for indemnification of its officers and directors as follows:

“To the fullest extent permitted by the Delaware Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15
RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

On January 16, 2015, 17,000,000 shares of common stock were issued to Mr. Conrad, the Company’s president, and chief executive officer for founder shares.

On December 23, 2015, 347,500 shares of common stock were issued for legal services.

The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(a)(2) under the Securities Act of 1933, (the “Act”) as amended. Each shareholder is a sophisticated investor and has a pre-existing relationship with the Company and each certificate bears a restrictive legend which sets for the restrictions on transfer under the Act.

ITEM 16 EXHIBITS

3.1	Certificate of Incorporation *
3.2	By-Laws *
5.1	Opinion of Daniel H. Luciano, Attorney at Law *
23.1	Consent of Rosenberg, Rich Baker and Berman Company
23.2	Consent of Daniel H. Luciano, Attorney at Law (included in Exhibit 5.1) *
99.1	Form of Subscription Agreement *
*Previously Filed

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17 UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfield, Connecticut on March 15, 2016.

GRCR Partners Inc.

/s/ Sean Conrad

By: Sean Conrad, President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s) Title(s) Date

Signature	Title	Date

/s/ Sean Conrad		March 15, 2016
By: Sean Conrad Chief Executive Officer	President, CEO, Principal Executive Officer, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer